EXHIBIT 99.1

VIGNETTE REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS
Q2 marks fourth consecutive quarter of increased operating profit versus prior year

AUSTIN, Texas— July 26, 2007— Vignette Corporation (NASDAQ:VIGN) today announced second quarter GAAP net income increased a significant 371% over the second quarter of 2006. Vignette’s GAAP net income for the quarter was $4.0 million and diluted EPS was $0.14, versus $0.9 million and $0.03 in the same quarter of last year. Total revenue for the quarter was $48.0 million, down 1.6% from the second quarter of 2006.

Vignette’s non-GAAP net income increased 66% over the second quarter of 2006. Vignette's non-GAAP net income for the quarter was $6.6 million and non-GAAP net income per share was $0.23, versus $4.0 million and $0.13 in the same quarter of last year. Non-GAAP results exclude purchased in-process research and development, acquisition-related charges, stock option expense, amortization expense for certain intangible assets and one-time charges and gains.

"We continue to show strong operating progress and performance,” said Mike Aviles, president and chief executive officer at Vignette. "We are making solid progress on sales force productivity, partner program effectiveness and product innovation. We remain focused on driving license revenue growth and bringing to market world-class, innovative solutions that deliver meaningful and profitable customer experiences."

During the quarter, Vignette generated $7.7 million of cash flow from operations. Also during the quarter, Vignette transferred $11.7 million from cash and short term investments to long-term investments as part of its overall cash investment program. The combination of strong positive cash flow from operations, the transfer to long-term investments and the repurchase of Vignette common stock resulted in a net $21.7 million reduction in cash and short term investments over the prior quarter and a balance of $167 million at quarter end.

New Business
Vignette recognized orders from new and existing customers during the quarter including ALSAC/St. Jude Children’s Research Hospital, Avnet Inc., Atlantic Health Systems Inc., Bituminous Casualty Corporation and its affiliates, County of Santa Clara, Fortis Financial, GetConnected Inc., Global Brand Consulting LLC, Houston Community College System, HRB Management Inc. and its affiliates, Legislative Counsel of California, News Interactive, Shared Technology Services Group Inc., TNL PCS S/A - OI, Vermont Student Assistance Corporation and Worldcare Inc.

Product Enhancements
During the quarter Vignette released product updates focused on helping organizations enhance the online customer experience and provide greater service. Vignette Collaboration captures, shares and reuses information across disparate geographic and organizational boundaries. The latest version seamlessly integrates with Vignette Content and Vignette Portal and features support for RSS, wikis and blogs. The enhanced version of Vignette Dialog, which helps marketing organizations automate their communication and connections with their audiences, offers improved usability for marketers and improved overall product performance.

Vignette Analyst Day
Industry analysts from numerous firms attended Vignette Analyst Day 2007 on May 30th in Boston.  Analyst Day provides some of the world’s most influential analysts with direct access to Vignette executives and customers. During the event, Vignette laid out the execution strategies and vision for its innovation roadmap and Customer Experience Management platform. Customers participating in Analyst Day included Marriott International Inc., Martha Stewart Living Omnimedia, Fallon Clinic, OneBeacon Insurance Company and State Employees’ Credit Union.

Vignette Village
Vignette's Annual User Conference provides a three-day immersion in business discussions, technology and best practices, delivered by both Vignette representatives and customers from the world’s most prominent brands.  This year’s conferences will be held in Dallas, TX (Oct. 29-31), Sydney, Australia (Nov. 8) and Barcelona, Spain (Nov. 13-15). The theme is “Make the Customer Connection,” in recognition of the high priority Vignette customers place on improving every aspect of their online customer interactions.  Attendee registrations for Vignette Village 2007 are running well ahead of last year’s pace.  For additional information, visit www.VignetteVillage.com.

Stock Repurchase Program
In November 2006, Vignette announced a program to repurchase up to $75 million of its common stock over a 12 month period.  During the quarter, Vignette purchased an additional 1,022,500 shares of common stock on the open market at an average price of $18.81.  As of the end of the quarter, Vignette had purchased a total of 2,759,500 shares at an average price of $17.83 since the share repurchase program commenced.

3Q 2007 Financial Outlook
Vignette currently anticipates third quarter 2007 revenue to be between $46.0 million and $50.0 million. Third quarter 2007 GAAP net income is currently expected to be between $0.05 and $0.12 per share on a fully diluted basis. The company expects third quarter 2007 non-GAAP net income per share to be between $0.15 and $0.22 per share on a fully diluted basis. For a discussion of factors that could cause actual results to differ materially from these targets, see 'Forward-Looking Statements' below.

Conference Call Details
Vignette will host a conference call and live webcast regarding its second quarter financial results on Thursday, July 26, 2007, at 8:00 a.m. EDT. A press release associated with the announcement will be distributed approximately 30 minutes prior to the start of the conference call. To access the webcast, visit the Investor Relations section of Vignette’s Web site.

If you are not able to access the live webcast, dial-in information is as follows:

Dial-in number: (888) 201-0273
International Dial-in: (706) 634-9519
Call title: Vignette Financial Results

The webcast and conference call will be archived and available for replay from Thursday, July 26, 2007, at 9:00 a.m. EDT to Sunday, August 26, at 11:59 p.m. EDT. The replay information is as follows:

Toll-free number:  (800) 642-1687
International number: (706) 645-9291
Access code: 6248831

Non-GAAP Financial Measures
The Company believes non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities.

A reconciliation of net income calculated in accordance with GAAP and non-GAAP net income is provided in the tables immediately following the condensed consolidated balance sheets. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Vignette
Vignette helps organizations improve interactions with customers and partners by delivering highly personalized, interactive online experiences. Our early content management and delivery tools laid the groundwork for some of the Web’s most popular sites. Today, our award-winning Next-Generation Web solution powers some of the world’s most recognizable online brands and enables organizations to have more meaningful interactions with their customers and associates. Our Imaging and Workflow solution adds the ability to deliver and manage online and offline document-driven customer transactions. Vignette is headquartered in Austin, Texas with operations worldwide. Visit www.vignette.com.

FORWARD-LOOKING STATEMENTS
The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products, future sales, market growth and competition. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, Future Losses, Limited Operating History, Fluctuation of Quarterly Revenues and Operating Results, Acquisition Integration, Competition, Dependence on a Small Number of Large Orders, Lengthy Sales Cycle and Product Implementation, Market Awareness of Our Product, Rapid Changes in Technology and New Products, and other factors and risks discussed in the Company’s reports filed from time to time with the Securities and Exchange Commission.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries.
All other names are the trademarks or registered trademarks of their respective companies.

Contacts:
Investor Contact: Pat Kelly Chief Financial Officer (512) 741-4727 pat.kelly@vignette.com	Media Contact: David Tishgart Senior Manager, Public Relations (512) 741-4871 david.tishgart@vignette.com

VIGNETTE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		June 30,	December 31,
		2007	2006
		(unaudited)	(unaudited)
Current Assets:

	Cash, cash equivalents and short-term investments	$167,140	$204,454
	Accounts receivable, net	35,735	35,700
	Prepaid expenses & other current assets	4,512	7,163

	Total current assets	207,387	247,317

	Net Fixed Assets	6,183	6,899

	Long Term Investments in Marketable Securities	32,595	11,688
	Investments - Other	6,603	7,563
	Intangible assets, net	141,422	145,622
	Other assets	2,253	2,063
	Total assets	$396,443	$421,152

Current Liabilities:

	Accounts payable & accrued expenses	$32,701	$34,570
	Deferred revenue	38,825	35,717
	Other current liabilities	5,790	7,762

	Total current liabilities	77,316	78,049

	L/T Liabilities less Current Portion	3,518	5,316

	Total liabilities	80,834	83,365

	Stockholders' equity	315,609	337,787

	Total Liabilities & Stockholders Equity	$396,443	$421,152

VIGNETTE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Revenue:
Product license	$14,637	$15,336	$29,976	$30,802
Services	33,381	33,462	65,631	64,892

Total revenue	48,018	48,798	95,607	95,694

Cost of revenue:
Product license	476	573	685	1,336
Amortization of acquired technology	1,254	1,254	2,508	2,508
Services	15,967	15,292	31,987	29,714

Total cost of revenue	17,697	17,119	35,180	33,558

Gross profit	30,321	31,679	60,427	62,136

Operating expenses:
Research and development	7,754	8,757	15,627	17,149
Sales and marketing	15,454	18,099	29,427	35,564
General and administrative	4,784	4,642	9,978	9,141
Purchased in-process research and development,
acquisition-related and other charges	0	0	0	-
Business restructuring benefits	(53)	292	(160)	267
Amortization of intangible assets	846	938	1,692	1,875

Total operating expenses	28,785	32,728	56,564	63,996

Income (loss) from operations	1,536	(1,049)	3,863	(1,860)

Other income (expense), net	2,634	2,368	5,517	5,051

Income (loss) before income taxes	4,170	1,319	9,380	3,191

Provision for income taxes	130	461	556	965

Net income	$4,040	$858	$8,824	$2,226

Basic net income per share	$0.14	$0.03	$0.31	$0.08

Diluted net income per share	$0.14	$0.03	$0.31	$0.07

Shares used in computing net income per share:
Basic	28,026	29,621	28,414	29,563
Diluted	28,455	29,873	28,846	29,785

About Non-GAAP Financial Measures

The Company provides non-GAAP measures for net income, operating income  and net income per share data as supplemental information regarding the Company’s core business operational performance.  The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges.  The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation.  In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities.  Accordingly, management excludes amortization of acquired technology, stock-based compensation related to employee stock options, amortization expense for certain acquired intangible assets, and one-time charges and gains.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons.  First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods.  And second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts.
However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and net income per share, which should be supplementaly considered when evaluating the Company’s results.  In addition, items such as amortization expense for certain intangible assets, stock compensation charges and one-time charges and gains that are excluded from non-GAAP net income and earnings per share can have a significant impact on earnings.  Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure.  The Company has historically provided non-GAAP measures to investors to supplement its GAAP results in order to help investors evaluate the company's core operating performance the way management does.

VIGNETTE CORPORATION
Reconciliation of unaudited GAAP Operating Income, Net Income and Net Income Per Share to Non-GAAP Operating Income, Net Income and
Net Income Per Share
(in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	As Reported	As Reported	As Reported	As Reported
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP Operating Income (Loss)	1,536	(1,049)	3,863	(1,860)

Amortization of acquired technology	1,254	1,254	2,508	2,508
Stock option expense (a)	637	652	1,020	1,347
Business restructuring charges (benefits)	(53)	292	(160)	267
Amortization of intangible assets	846	938	1,692	1,875

Adjusted Operating Income	$4,220	$2,087	$8,923	$4,137

GAAP Net Income	$4,040	$858	$8,824	$2,226

Amortization of acquired technology	1,254	1,254	2,508	2,508
Stock option expense (a)	637	652	1,020	1,347
Business restructuring charges (benefits)	(53)	292	(160)	267
Amortization of intangible assets	846	938	1,692	1,875
Gain on sale of patent	-	-	(263)	-
Purchase accounting charges (benefits)	(97)	-	(97)	(523)

Adjusted Net Income	$6,627	$3,994	$13,524	$7,700

GAAP Net Income Per Share (diluted)	$0.14	$0.03	$0.31	$0.07
Adjusted Net Income Per Share (diluted)	$0.23	$0.13	$0.47	$0.26

Shares used in computing net income per share:

Diluted	28,455	29,873	28,846	29,785

Supplemental Disclosure

(a) For the three months ended June 30, 2007 the company excluded stock option expense of $637 thousand in its non-GAAP results which was attributable to the following cost categories; Cost of revenue services $72 thousand; Research and development $85 thousand; Sales and marketing $156 thousand and General and administrative $324 thousand. For the six months ended June 30, 2007 the company excluded stock option expense of $1.0 million in its non-GAAP results which was attributable to the following cost categories; Cost of revenue services $89 thousand; Research and development $128 thousand; Sales and marketing $201 thousand and General and administrative $602 thousand.
For the three months ended June 30, 2006 the company excluded stock option expense of $652 thousand in its non-GAAP results which was attributable to the following cost categories; Cost of revenue services $92 thousand; Research and development $65 thousand; Sales and marketing $250 thousand and General and administrative $245 thousand. For the six months ended June 30, 2006 the company excluded stock option expense of $1.3 million in its non-GAAP results which was attributable to the following cost categories; Cost of revenue services $217 thousand; Research and development $138 thousand; Sales and marketing $501 thousand and General and administrative $491 thousand.